Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-119410, 333-121965, 333-127699, 333-203922, 333-238252, 333-265569, and 333-283200) on Form S-8 and No. 333-274622 on Form S-3 of our reports dated December 16, 2024, with respect to the consolidated financial statements of Compass Minerals International Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

December 16, 2024
Kansas City, Missouri